Exhibit 10.2
FIRST AMENDMENT TO
SALES AND MARKETING AGREEMENT
     This First Amendment to Sales and Marketing Agreement (this “Amendment”) is effective as of September 28, 2007 (“Effective Date”) by and among Akorn-Strides, LLC, a Delaware limited liability company having its principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694 (“A-S”), and Akorn, Inc., a Louisiana corporation having its principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694 (“Akorn”), (each a “Party” and collectively, the “Parties”).
RECITALS
     A. The parties have entered into that certain Sales and Marketing Agreement dated September 22, 2004 (the “Agreement”); and
     B. The Parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.
2. Commission Schedule. Section 1.4 of the Agreement is deleted in its entirety and replaced with the following:
          “1.4 Reserved”
3. Compensation. Section 5.1 of the Agreement is deleted in its entirety and replaced with the following:
     “5.1 Compensation. As compensation for Services rendered under this Agreement, A-S shall pay to Akorn a commission on the Net Sales of Products originating from the Territory (“Commission”). The calculation and amount of such Commission shall be seven and one-half percent (7.5%) of Net Sales.”
4. Exhibit A – Commission Schedule. Exhibit A of the Agreement is deleted in its entirety.
5. Counterparts. This Amendment may be executed in several counterparts that together shall be originals and constitute one and the same instrument. Each of the parties warrants to each of the other parties that the individual executing this Amendment on behalf of such party has the requisite authority to execute this Amendment and to bind such party to all the provisions of this Amendment.

6. Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

AKORN-STRIDES, LLC
By:	/s/ Arun Kumar
	Name:	Arun Kumar
	Title:	Manager

AKORN, INC.
By:	/s/ Arthur S. Przybyl
	Name:	Arthur S. Przybyl
	Title:	President and Chief Executive Officer